Fulbright & Jaworski
                                             L.L.P.
                           A Registered Limited Liability Partnership
                                        666 Fifth Avenue
                                    New York, New York  10103

telephone: 212/318-3000
facsimile: 212/752-5958
writer's direct dial number:
212/318-3382

January 26, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

Re:  Reports on Schedule 13G

Ladies and Gentlemen:

           Attached are conformed copies of two reports on Schedule 13G which are being filed on behalf of Forstmann-Leff Associates Inc. and FLA Asset Management, Inc. to report these entities' beneficial ownership of Common Stock of the following companies as of December 31, 1993:

                  Company                                      Document Filed

                  Service Merchandise Co., Inc.                Amendment No. 7
                  Atwood Oceanics, Inc.                        Amendment No. 4

           These reports are also being transmitted to the Securities and Exchange Commission pursuant to EDGAR. Copies of these reports are being sent to the companies and, in the case of Service Merchandise Co., Inc., are being filed with the New York
Stock Exchange, Inc.

           Please acknowledge receipt of the enclosed by stamping the accompanying duplicate copy of this letter and returning it to the undersigned in the enclosed self-addressed stamped envelope.

Very truly yours,


Mara H. Rogers
MHR/gr
Enclosures
cc: Mr. Daniel Yu